EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Second Quarter 2019 Financial Results
Total Contract Value $3.2 Billion, +11% YoY FX Neutral
SECOND QUARTER 2019 HIGHLIGHTS

•	Revenues: $1.1 billion, +7%; +9% FX neutral. Adjusted Revenues: +9%, +12% FX neutral.

•	Net income: $103 million; adjusted EBITDA: $185 million, +1%, +4% FX neutral.

•	Diluted EPS: $1.13, >+100%; adjusted EPS: $1.45, +41%.

•	Operating cash flow: $227 million; free cash flow: $197 million, +7%.
2019 FINANCIAL OUTLOOK
The Company also updated its full year 2019 financial outlook:

•	Revenues: $4.22 - $4.26 billion.

•	Net income: $190 - $213 million; adjusted EBITDA $670 - $700 million.

•	Diluted EPS: $2.09 - $2.34; adjusted EPS $3.39 - $3.64.

•	Operating cash flow: $487 - $527 million; free cash flow $400 - $430 million.
STAMFORD, Conn., July 30, 2019 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for second quarter 2019 and updated its financial outlook for full year 2019. Additional information regarding the Company's results is provided in an earnings supplement available on the Company's Investor Relations website at https://investor.gartner.com.
Gene Hall, Gartner’s chief executive officer, commented, “We delivered another strong quarter across our three businesses: Research, Conferences, and Consulting. We’ve equipped Global Business Sales with the resources, training and tools to achieve success and we’re beginning to see a return. We continue to make calculated investments in our business and are well-positioned for sustained long-term, double-digit growth."
CONFERENCE CALL INFORMATION
The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, July 30, 2019 to discuss the Company’s financial results. The call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dialing 844-413-7151 (conference ID 4746648). A replay of the webcast will be available for approximately 30 days following the call on the Company's website.
CONSOLIDATED RESULTS HIGHLIGHTS

($ in millions, except per share data)	Three Months Ended
	June 30,			Inc/(Dec)
	2019	2018	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,071	$1,001	7%	9%
Net income (a)	103	46	>100%	na
Diluted EPS	1.13	0.50	>100%	na
Operating cash flow	227	174	30%	na

Non-GAAP Metrics:
Adjusted revenues	$1,071	$980	9%	12%
Adjusted EBITDA	185	183	1%	4%
Adjusted EPS	1.45	1.03	41%	na
Free cash flow	$197	$183	7%	na
na=not available.
(a) Net income for the three months ended June 30, 2019 includes a tax benefit of approximately $38 million related to an intercompany sale of certain intellectual property.

SEGMENT RESULTS HIGHLIGHTS

•	Global Technology Sales Contract Value (GTS CV): $2.6 billion, +14% YOY FX Neutral

•	Global Business Sales Contract Value (GBS CV): $0.6 billion, +1% YOY FX Neutral

Our segment results for the three months ended June 30, 2019 are as follows (Unaudited; $ in millions) (a):

	Research	Conferences	Consulting
GAAP Metrics:
Revenues	$826	$141	$104
Inc/(Dec)	7%	27%	7%
Inc/(Dec) - FX neutral	10%	29%	10%

Gross contribution	$572	$81	$34
Inc/(Dec)	7%	27%	2%
Contribution margin	69%	57%	33%

Non-GAAP Metrics:
Adjusted revenues	$826	$141	$104
Inc/(Dec)	8%	27%	7%
Inc/(Dec) - FX neutral	10%	29%	10%

Adjusted contribution	$572	$81	$34
Inc/(Dec)	8%	27%	2%
Adjusted contribution margin	69%	57%	33%
(a) The Company divested all of the businesses comprising its Other segment during 2018. As a result, there are no results reported for the Other segment in 2019.

Additional details regarding our segment results can be obtained in the earnings supplement and in our quarterly report on Form 10–Q filed with the SEC on July 30, 2019.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and reconciliations under "Supplemental Information — Non-GAAP Reconciliations." In this Press Release, some totals may not add due to rounding and percentage changes are based on the whole number and recalculation based on millions may yield a different result.

FINANCIAL OUTLOOK FOR 2019

Additional details regarding our 2019 financial outlook are available in the Earnings Supplement.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT), is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission–critical priorities today and build the successful organizations of tomorrow. We believe our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and objective resource for more than 15,000 organizations in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACT

David Cohen
GVP, Investor Relations, Gartner
+1 203.316.6631
investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; general economic conditions; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of the U.S. Tax Cuts and Jobs Act of 2017; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes to laws and regulations; and other factors described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined as follows:

Adjusted Revenue: Represents GAAP revenue plus: (i) revenue from pre-acquisition periods, as applicable and (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; less (iii) revenue related to divested operations. Non-cash fair value adjustments on pre-acquisition deferred revenues are generally recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.

Adjusted Contribution and Adjusted Contribution Margin: GAAP gross contribution is derived from our GAAP-based financial statements and represents revenue less direct expense. Adjusted Contribution represents GAAP gross contribution plus: (i) contribution from pre-acquisition periods, as applicable and (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; less (iii) contribution related to divested operations; and (iv) an adjustment for unallocated corporate costs. Adjusted Contribution Margin represents the contribution margin on Adjusted Revenue. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted EBITDA: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) other operating expense/income, net; (iv) stock-based compensation expense; (v) depreciation, amortization, and accretion; (vi) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (vii) acquisition and integration charges and certain other non-recurring items; (viii) EBITDA from pre-acquisition periods, as applicable; (ix) gain/loss on divestitures, as applicable; and (x) EBITDA from divested operations, as applicable. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures; and (vi) the related tax effect. Adjusted Net Income includes the operating results of our divested operations. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.

Adjusted EPS: Represents GAAP EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures, as applicable; and (vi) the related tax effect, as applicable. Adjusted EPS includes the operating results of our divested operations. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. Free Cash Flow includes the results of our divested operations. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these measures.
Reconciliation - GAAP Revenue to Adjusted Revenue; GAAP Contribution to Adjusted Contribution and Adjusted Contribution Margin (Unaudited; in millions):

For the three months ended June 30, 2019:

	Research	Conferences	Consulting	Unallocated	Total
GAAP revenue	$826	$141	$104	$—	$1,071
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Revenue from divested operations (b)	—	—	—	—	—
Adjusted revenue	$826	$141	$104	$—	$1,071

GAAP gross contribution	$572	$81	$34	$—	$687
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Contribution from divested operations (b)	—	—	—	—	—
Unallocated (c)	—	—	—	(4)	(4)
Adjusted contribution	$572	$81	$34	$(4)	$683
Adjusted contribution margin	69%	57%	33%	na	64%

For the three months ended June 30, 2018:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$770	$111	$96	$23	$—	$1,001
Add: Amortization of deferred revenue fair value adjustment (a)	1	—	—	—	—	1
Less: Revenue from divested operations (b)	(4)	—	—	(18)	—	(22)
Adjusted revenue	$767	$111	$96	$5	$—	$980

GAAP gross contribution	$533	$63	$34	$15	$—	$645
Add: Amortization of deferred revenue fair value adjustment (a)	1	—	—	—	—	1
Less: Contribution from divested operations (b)	(2)	—	—	(11)	—	(13)
Unallocated (c)	—	—	—	—	(11)	(11)
Adjusted contribution	$531	$63	$34	$4	$(11)	$621
Adjusted contribution margin	69%	57%	35%	na	na	63%
(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) The Company divested all of the businesses comprising its Other segment during 2018. As a result, there are no results reported for the Other segment in 2019.
(c) Consists of certain unallocated corporate adjustments.
na=not applicable.

Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions):

	Three Months Ended June 30,
	2019	2018
GAAP net income	$103	$46
Interest expense, net	25	38
(Gain) from divested operations (a)	—	(25)
Other expense (income), net	—	(1)
Tax (benefit) provision	(12)	29
Operating income	116	86
Adjustments:
Stock-based compensation expense (b)	13	14
Depreciation, amortization, accretion (c)	52	67
Amortization of deferred revenue fair value adjustment (d)	—	1
Acquisition and integration charges and other non-recurring items (e)	3	23
EBITDA from divested operations (f)	—	(9)
Rounding	1	1
Adjusted EBITDA	$185	$183
(a) Consists of a net gain from the divestitures of non-core businesses.
(b) Consists of charges for stock-based compensation awards.
(c) Includes depreciation expense, amortization of intangibles, and accretion on asset retirement obligations.
(d) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(e) Consists of incremental and directly-related charges from acquisitions and other non-recurring items.
(f) Consists of EBITDA from divested non-core businesses.

Reconciliation - GAAP Net Income to Adjusted Net Income and Adjusted EPS (Unaudited; in millions, except per share amounts):

	Three Months Ended June 30,
	2019		2018
	Amount	Per share	Amount	Per share
GAAP net income	$103	$1.13	$46	$0.50
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	32	0.35	50	0.54
Amortization of deferred revenue fair value adjustment (b)	—	—	1	0.01
Acquisition & integration charges and other non-recurring items (c), (d)	5	0.05	31	0.34
Impact of Tax Cuts and Jobs Act of 2017	—	—	1	0.01
(Gain) from sale of divested operations (e)	—	—	(25)	(0.28)
Tax impact of adjustments (f)	(9)	(0.09)	(9)	(0.09)
Rounding	1	0.01	—	—
Adjusted net income and Adjusted EPS (g)	$132	$1.45	$95	$1.03
(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Consolidated Statement of Operations and in the Adjusted EBITDA table above.
(e) Consists of a net gain from the divestitures of non-core businesses.
(f) The blended effective tax rate on the adjustments was approximately 23% for the three months ended June 30, 2019 and 15% for the three months ended June 30, 2018.
(g) Adjusted EPS was calculated based on 91.2 million and 92.2 million diluted shares for the three months ended June 30, 2019 and 2018, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Three Months Ended June 30,
	2019	2018
GAAP cash provided by operating activities	$227	$174
Adjustments:
Plus: cash paid for acquisition, integration, and other non-recurring items	8	31
Less: cash paid for capital expenditures	(39)	(22)
Free Cash Flow	$197	$183

Financial Outlook Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Net income	$190	$213
Interest expense, net (a)	103	103
Other (income) expense, net	3	3
Loss on divestitures	2	2
Tax provision	65	73
Operating income	363	393

Adjustments:
Stock-based compensation expense	71	71
Depreciation, accretion, and amortization	215	215
Acquisition and integration charges and other nonrecurring items	21	21
Adjusted EBITDA	$670	$700
(a) Includes approximately $6.0 million of amortization of deferred financing fees, which is reported in Interest expense, net in the Consolidated Statement of Operations.

Financial Outlook Reconciliation - GAAP EPS to Adjusted EPS (Unaudited):

	Full Year 2019 Guidance
	Low	High
GAAP EPS	$2.09	$2.34

Adjustments:
Amortization of acquired intangibles	1.06	1.06
Acquisition and integration charges and other nonrecurring items	0.22	0.22
Loss on divestitures	0.02	0.02
Adjusted EPS	$3.39	$3.64

Financial Outlook Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Operating cash flow	$487	$527
Acquisition, integration, and other non-recurring payments	60	60
Capital expenditures	(147)	(157)
Free cash flow	$400	$430

GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended
	June 30,
	2019	2018
Revenues:
Research	$826,055	$770,314
Conferences	141,174	111,253
Consulting	103,653	96,458
Other	—	23,311
Total revenues	1,070,882	1,001,336
Costs and expenses:
Cost of services and product development	387,999	367,637
Selling, general and administrative	514,976	460,803
Depreciation	20,099	16,711
Amortization of intangibles	32,164	50,127
Acquisition and integration charges (credits)	(358)	19,962
Total costs and expenses	954,880	915,240
Operating income	116,002	86,096
Interest expense, net	(24,749)	(37,604)
Gain from divested operations	—	25,460
Other (expense) income, net	(247)	1,120
Income before income taxes	91,006	75,072
(Benefit) provision for income taxes	(12,400)	28,802
Net income	$103,406	$46,270

Net income per share:
Basic	$1.15	$0.51
Diluted	$1.13	$0.50
Weighted average shares outstanding:
Basic	90,112	91,048
Diluted	91,188	92,156

Source: Gartner, Inc.
Gartner-IR